                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       PRICE COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------

To the shareholders of PRICE COMMUNICATIONS CORPORATION

     NOTICE IS HEREBY GIVEN that the annual meeting of Price Communications Corporation will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York on Thursday, March 27, 1997 at 10:00 a.m. Eastern Standard Time for the following purposes:

          1. To elect four directors; and

          2. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on February 19, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors

                                          Kim I. Pressman,
                                          Executive Vice President and Secretary

March 3, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROXY STATEMENT.....................................................................      1
PRINCIPAL SHAREHOLDERS..............................................................      2
SECURITY OWNERSHIP OF MANAGEMENT....................................................      2
DIRECTORS AND EXECUTIVE OFFICERS....................................................      3
EXECUTIVE COMPENSATION..............................................................      5
RELATED PARTY TRANSACTIONS..........................................................      8
SHAREHOLDERS' PROPOSALS.............................................................      8
GENERAL.............................................................................      9

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                               ------------------

                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Price Communications Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company referred to in the foregoing Notice (the "Meeting"), which will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York on Thursday, March 27, 1997 at 10:00 a.m., Eastern Standard Time. If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the persons named herein.

     Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Meeting and voting in person.

     The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

     As of February 19, 1997, the record date for the Meeting, 7,207,114 shares of the Company's Common Stock were outstanding and entitled to vote at the Meeting, with each share being entitled to one vote. Only shareholders of record at the close of business on February 19, 1997 will be entitled to vote at the Meeting, and this Proxy Statement and the accompanying proxy are being sent to such shareholders on or about March 3, 1997.

     Under New York Law and the Company's Certificate of Incorporation and By-laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. A majority of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. Shares represented by proxies withholding votes from all nominees will be counted only for purposes of determining a quorum. If a quorum is established, directors will be elected by plurality vote.

                             PRINCIPAL SHAREHOLDERS

     As of February 19, 1997, the following were the only persons known by the Company to own beneficially (as defined under the applicable rules of the Securities and Exchange Commission) more than 5% of its outstanding Common Stock, in each case with the sole power to vote and dispose of the shares unless otherwise noted:

                                                                     AMOUNT AND
                                                                     NATURE OF
                                                     TITLE OF        BENEFICIAL      PERCENT
                  NAME AND ADDRESS                     CLASS        OWNERSHIP(1)     OF CLASS
    ---------------------------------------------  -------------    ------------     --------
    Robert Price.................................   Common Stock        447,238(2)      6.2%
      45 Rockefeller Plaza                                               shares
      New York, New York 10020
    Franklin Advisers, Inc.(1)...................   Common Stock      2,291,953(3)     31.8%
      Mariners 777 Island Blvd.                                          shares
      San Mateo, CA 94403

---------------

(1) Under the applicable rules of the Securities and Exchange Commission, each person or entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares. The information provided with respect to Franklin Advisers, Inc. is based solely on the reports on
    Schedule 13D filed by such shareholder.
(2) Does not include 625,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of February 19, 1997 and is described in this Proxy Statement under "Executive Compensation."
(3) Represents shares held by Franklin Resources, Inc., its subsidiaries and various investment companies advised by such subsidiaries as to which Franklin Resources, Inc. may be deemed to have sole voting power and shared dispositive power.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table reflects the number of shares of Common Stock of the Company beneficially owned (as defined under the applicable rules of the Securities and Exchange Commission) as of February 19, 1997 by each director and nominee, each executive officer named in "Executive Compensation" and all executive officers and directors as a group in each case with sole power to vote or dispose of such shares unless otherwise noted.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                          TITLE OF       BENEFICIAL     PERCENT
                         NAME                               CLASS        OWNERSHIP      OF CLASS
------------------------------------------------------  -------------    ----------     --------
Robert Price..........................................   Common Stock      447,238(1)      6.2%
George H. Cadgene.....................................   Common Stock        2,208(3)         (2)
Robert F. Ellsworth...................................   Common Stock            8            (2)
Kim I. Pressman.......................................   Common Stock       47,761(4)         (2)
All executive officers and directors as a group (4
  persons)............................................   Common Stock      497,215(5)      6.9%

---------------

(1) Does not include 625,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of February 19, 1997 and is described in this Proxy Statement under "Executive Compensation."
(2) Less than 1%
(3) Includes 332 shares held by Mr. Cadgene's wife, as to which Mr. Cadgene disclaims beneficial ownership.
(4) Includes 11 shares Ms. Pressman owns in a self-directed IRA account. Includes 47,750 shares issuable upon exercise of stock options within 60 days of February 19, 1997
(5) Includes 47,750 shares issuable upon exercise of stock options within 60 days of February 19, 1997. See "Executive Compensation-Stock Options."

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the nominees for election as directors of the Company, their respective ages, the year in which each became a director, and, where applicable, the offices of the Company held by such director.

                                                                                       DIRECTOR
                               DIRECTOR'S NAME                                 AGE      SINCE
-----------------------------------------------------------------------------  ---     --------
Robert Price.................................................................  64        1979
  President, Chief Executive Officer and Treasurer
George H. Cadgene............................................................  78        1981
Robert F. Ellsworth..........................................................  70        1981
Kim I. Pressman..............................................................  40        1993
  Executive Vice President and Secretary

     Robert Price (Director, President, Chief Executive Officer and Treasurer of the Company), an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and a Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price serves as the Representative of The Majority Leader and President Pro Tem of the New York Senate on the Board of Directors of the Municipal Assistance Corporation for the City of New York and as a Member of the Board of Trustees of the City University of New York. Mr. Price is also a Director and President of TLM Corporation, and a Director and President of PriCellular Corporation.

     George H. Cadgene, an engineer by training, is a private investor. His former occupational affiliations include Givaudan Corporation, Trubek Laboratories and International Flavors and Fragrances, where he served as Vice President for Aroma Chemical Sales. Mr. Cadgene has served as a Director of Highland Capital Corporation and Intarome, Inc. He has also served as President of the Essential Oil Association from 1967 to 1968 and as President of the Drug, Chemical and Allied Trade Association from 1969 to 1971.

     Robert F. Ellsworth is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm. He is also a trustee of Corporate Property Investors and a Director of Andal Corporation, DBA Systems, Inc., Fairchild Space and Defense Corporation, Sokol-Almaz-Radar Corporation, and Chairman of the Board of Howmet Corporation. From 1974 to 1977 he served as an Assistant Secretary and then Deputy Secretary of Defense. He was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967. His professional affiliations include the International Institute for Strategic Studies, London, of which he is chairman; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York; and the American Council on Germany, New York.

     Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Before assuming her present office as Executive Vice President and Secretary in October 1994, Ms. Pressman was Vice President and Treasurer of the Company from November 1987 to December 1989, and Senior Vice President of the Company from January 1990 to September 1994. She was also Secretary of the Company from July 1989 to February 1990. Ms. Pressman was Vice President-Broadcasting and Vice President, Controller, and Assistant Treasurer of the Company from 1984 to October 1987. Prior to joining the Company in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting Division of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Vice President, Treasurer and Secretary of TLM Corporation, and a Director, Vice President and Secretary of PriCellular Corporation.

     The Board of Directors of the Company met four times during the year ended December 31, 1996. Each member of the Board attended all of the meetings of the Board and the committees of the Board of which he or she is a member held during the year while he or she was a member thereof.

     Directors are compensated for their reasonable travel and related expenses in attending in-person Board of Directors or committee meetings, and directors who are not officers or employees of the Company receive fees of $25,000 per annum.

     The Board of Directors has established an Audit and Finance Committee, a Stock Option and Compensation Committee, and a Nominating Committee. The Audit and Finance Committee consists of Messrs. Cadgene and Ellsworth. Its functions include (i) making recommendations to the Board of Directors as to the independent accountants to be appointed by the Board, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company and (v) studying various issues relating to the capital structure of the Company. The Audit Committee did not meet during 1996.

     The Stock Option and Compensation Committee consists of Messrs. Cadgene and Ellsworth. Its functions include reviewing and approving arrangements relating to the compensation of executive officers of the Company and administering the Company's 1992 Long Term Incentive Plan. The Compensation Committee held one meeting in 1996.

     The Nominating Committee consists of Messrs. Cadgene and Ellsworth. The Nominating Committee nominates candidates for election to the Company's Board of Directors and met once in 1996. The Nominating Committee will consider nominations by shareholders made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, such a notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days or more than 90 days prior to the meeting at which directors are to be elected; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the security-holder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary must set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving notice, (x) the name and address, as they appear on the Company's books, of such shareholder or shareholders and (y) the class and number of shares of the Company which are beneficially owned by such shareholder or shareholders.

     Pursuant to amendments adopted at the 1995 Annual Meeting of Shareholders, the Company's Certificate of Incorporation, as amended, provides for a Board of Directors consisting of from five to ten members with the actual number being set from time to time by resolution of the Board. Pursuant to such amendments, directors will be elected annually for terms ending at the next Annual Meeting of Shareholders. The Board of Directors currently consists of four members, which the Board of Directors believes to be a sufficient number of directors at this time. Proxies solicited hereunder may not be voted for more than four directors.

EXECUTIVE OFFICERS

     The following table sets forth the executive officers of the Company, their respective ages, the year in which each was first elected an executive officer and the office of the Company held by each. Each executive officer will hold office until removed or until his or her successor has been duly elected and qualified. Certain biographical information with respect to each executive officer who is not also a director of the Company is also provided.

                                                                                      EXECUTIVE
           OFFICER'S NAME              AGE                 POSITION                 OFFICER SINCE
-------------------------------------  ---   -------------------------------------  -------------
Robert Price.........................  64    President, Chief Executive Officer          1979
                                             and Treasurer
Kim I. Pressman......................  40    Executive Vice President and                1984
                                             Secretary

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table includes individual compensation information for services rendered in all capacities during the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994 by the Chief Executive Officer and each other person who served as an executive officer during 1996.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION      LONG TERM COMPENSATION
                                                    ----------------------    ----------------------
                                                     SALARY                   SECURITIES UNDERLYING
               NAME/TITLE                  YEAR        ($)       BONUS ($)         OPTIONS (#)
-----------------------------------------  -----    ---------    ---------    ----------------------
Robert Price.............................   1996      349,900      425,000                  0
  President, Chief Executive                1995      306,300      415,000                  0
  Officer and Treasurer                     1994      300,000      200,000            625,000
Kim I. Pressman..........................   1996      125,000      107,500             22,000
  Executive Vice President                  1995      100,000      120,000             47,750
  and Secretary                             1994       95,000       30,000             25,000

     In October 1994, the Company entered into a new employment agreement with Robert Price, the President of the Company, for a three-year term ending October 6, 1997, subject to extension. The agreement provides for base compensation at the rate of $300,000 per annum, subject to certain cost of living increases, and such performance bonuses as may be determined by the Board of Directors in its sole discretion. Under the agreement, if the Company terminates Mr. Price's employment for Cause (as defined therein), or if Mr. Price terminates his employment at his option, Mr. Price will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Mr. Price's employment without Cause, or if Mr. Price terminates his employment for Good Reason (as defined in the employment agreement), Mr. Price will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

     The Company has also entered into an employment agreement with Kim I. Pressman, the Executive Vice President and Secretary of the Company, for a three-year term ending January 5, 1998, subject to extension. The Agreement provides for a base compensation at the rate of $100,000 per annum, subject to certain cost of living increases, and discretionary performance bonuses. Under the employment agreement, if the Company terminates Ms. Pressman's employment without Cause (as defined therein), or if Ms. Pressman terminates her employment at her option, Ms. Pressman will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Ms. Pressman's employment without Cause, or if Ms. Pressman terminates her employment for Good Reason (as defined in the employment agreement), Ms. Pressman will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

                        PRICE COMMUNICATIONS CORPORATION

                            STOCK PRICE PERFORMANCE

     The following graph shows the five year cumulative total return (change in the year-end stock price plus reinvested dividends) to shareholders for Price Communications Corporation compared to the Standard & Poor's 500 Index and the Standard & Poor's Broadcast Industry Index cumulative total return. The graph assumes investment of $100 on December 31, 1991 in the Company's common stock, the Standard & Poor's Broadcast Industry Index and the Standard & Poor's 500 Index. The companies represented in the Standard & Poor's Broadcast Industry Index are not necessarily similar in size to the Company and include some companies larger than the Company.

                              COMPARATIVE ANALYSIS
                          TOTAL RETURN TO SHAREHOLDERS

                                                           ANNUAL RETURN PERCENTAGE
                                                                 YEARS ENDING
                                              ---------------------------------------------------
               COMPANY/INDEX                  DEC 92     DEC 93     DEC 94     DEC 95     DEC 96
--------------------------------------------  -------    -------    -------    -------    -------
Price Communications Corporation............    19.68      75.00      65.08      53.85       7.81
Broadcast (TV, Radio, Cable)-500............    21.73      40.27      -7.15      30.91     -18.03
S&P 500 Index...............................     7.62      10.08       1.32      37.58      22.96

                                                              INDEXED RETURNS
                                                                     YEARS ENDING
                                                  ---------------------------------------------------
                                                                BASE PERIOD
            COMPANY/INDEX              DEC 91     DEC 92     DEC 93     DEC 94     DEC 95     DEC 96
-------------------------------------  ------     -------    -------    -------    -------    -------
Price Communications Corporation.....    100       119.68     209.44     345.74     531.91     573.47
Broadcast (TV, Radio, Cable)-500.....    100       121.73     170.76     158.55     207.55     170.13
S&P 500 Index........................    100       107.62     118.46     120.03     165.13     203.05

     Under the rules of the Securities Exchange Commission (the "SEC") this graph is not deemed "soliciting material" and is not incorporated by reference in any filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Company. Directors and executive officers are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied during the fiscal year ended December 31, 1996.

STOCK OPTIONS

     The following table reflects the number of options shares of the Company's Common Stock subject to options granted under its 1992 Long Term Incentive Plan (the "LTIP") during the year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZED
                                                                                              VALUE
                                                                                        AT ASSUMED ANNUAL
                                                                                              RATES
                              NUMBER OF     % OF TOTAL                                    OF STOCK PRICE
                              SECURITIES     OPTIONS                                       APPRECIATED
                              UNDERLYING    GRANTED TO                                  FOR OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN   EXERCISE                    ----------------------
            NAME              GRANTED(1)   FISCAL YEAR     PRICE     EXPIRATION DATE     5%           10%
----------------------------  ----------   ------------   --------   ---------------  --------     ---------
Robert Price................        --           --            --                 --        --            --
Kim I. Pressman.............    12,000                     $ 7.56    April 17, 2006   $ 57,000     $ 135,500
                                10,000                     $ 7.38    July 31, 2006    $ 46,400     $ 117,600
                              ----------
                                22,000          100%
                              ========     =========

---------------

(1) Upon the Occurrence of a "change in control," as defined in the LTIP, the Company's Stock Option and Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options by the Company or a designated subsidiary for an amount of cash equal to the excess of (i) the product of the "change in control price" (as defined below) and the number of shares of the Company's Common Stock subject to the options over (ii) the aggregate exercise price of such options. The change in control price means the higher of (1) the highest price per share of Common Stock paid in any transaction related to a change in control of the Company and (ii) the highest "fair market value," as defined in the LTIP, of the Common Stock at any time during the 60-day period preceding the change in control.

(2) In order to realize these potential values, the closing price of the Company's Common Stock on April 17, 2006 would have to be $12.31 and $19.61 per share and on July 31, 2006 would have to be $12.02 and $19.14 per share, respectively.

     The following table reflects the number of stock options held by the executive officers named in the Summary Compensation Table on December 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                               ACQUIRED ON     VALUE             YEAR END                      YEAR END
                                EXERCISE     REALIZED   ---------------------------   ---------------------------
                                   (#)          ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                               -----------   ---------  -----------   -------------   -----------   -------------
Robert Price.................         --            --         --        625,000              --     $ 3,515,600
Kim I. Pressman..............     35,166     $ 192,700     47,750         22,000       $ 125,000     $    25,200

               STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS

     Under the rules of the SEC, this report is not deemed "soliciting material" and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Stock Option and Compensation Committee of the Board of Directors is composed of two non-employee directors, Messrs. George H. Cadgene and Robert F. Ellsworth. It is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and the annual compensation paid to the Company's executive officers and administering the LTIP. The Committee believes that the Company's compensation arrangements should enable the Company to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and the Company's shareholders. The Company has only two executive employees, Mr. Price and Ms. Pressman.

     In October 1994, the Company entered into a new employment agreement with Robert Price, replacing the employment agreement previously in effect. Among the changes effected in the new agreement were the replacement of provisions containing awards of stock and cash bonuses to Mr. Price based on formulas set forth in such prior agreement with a provision permitting the Company's Board of Directors to award bonuses in its discretion. Among the reasons for the change in Mr. Price's agreement was the belief that discretionary bonuses would permit the Board of Directors to make bonus awards taking into account all of the factors the Board deemed relevant rather than simply the formula factors set forth in the prior agreement.

     The Company awarded Mr. Price and Ms. Pressman cash bonuses of $500,000 and $150,000, respectively, for 1996, and increased the base salary of such executives to $375,000 and $155,000 per year, respectively, effective January 1, 1997. Among the factors taken into account by the Company's Board of Directors and Stock Option and Compensation Committee in determining the amount of such bonuses and base salaries were that (in the case of Mr. Price) under the formulas in effect under his prior employment agreement he would have become entitled to bonuses significantly in excess of the bonuses actually awarded to him by the Company, the extraordinary value created for stockholders through advantageous asset dispositions and other transactions during recent years, and the fact that the only two executive employees of the Company were Mr. Price and Ms. Pressman.

     The Company has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162
(m) of Internal Revenue Code for the reason that none of the Company's executive officers receive a level of compensation which would make it advisable for the Company to have such a policy.

                                          George H. Cadgene
                                          Robert F. Ellsworth
                                          (members of the Stock Option and
                                          Compensation Committee)

                           RELATED PARTY TRANSACTION

     On February 10, 1997, the Company purchased approximately 1,013,000 shares of its Common Stock from Fir Tree Partners for an aggregate purchase price of $10.6 million.

                            SHAREHOLDERS' PROPOSALS

     Proposals of shareholders to be presented at the annual meeting to be held in 1998 must be received for inclusion in the Company's proxy statement and form of proxy by November 3, 1997.

                                    GENERAL

     Arthur Andersen & Co. has been engaged as the Company's independent auditors for 1997. A representative of Arthur Andersen & Co. is expected to be present at the shareholders' meeting with the opportunity to make a statement if such representative desires to do so, and is expected to respond to appropriate questions. Arthur Andersen & Co. was engaged as the Company's independent auditors on June 13, 1995; KMPG Peat Marwick LLP ("KMPG") resigned as the Company's independent auditors on March 7, 1995. Such engagement and dismissal were approved by the Company's Board of Directors. KMPG's report on the Company's consolidated financial statements for the year ended December 31, 1994 (the only fiscal year for which KMPG served as the Company's principal accountants) did not contain an adverse opinion or a disclaimer audit scope or accounting principles.

     The entire cost of soliciting proxies hereunder will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services.

     The Company intends to furnish to its shareholders an annual report containing audited financial statements. SHAREHOLDERS WHO WOULD LIKE A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES EXCHANGE COMMISSION MAY OBTAIN ONE, WITHOUT CHARGE, BY WRITING TO: KIM I. PRESSMAN, SECRETARY, PRICE COMMUNICATIONS CORPORATION, 45 ROCKEFELLER PLAZA, SUITE 3201, NEW YORK, NEW YORK 10020.

New York, New York
March 3, 1997

PROXY

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                             NEW YORK, NEW YORK 10020

                         ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 27, 1997, at 10:00 o'clock a.m., Eastern Standard Time at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036 and at any adjournments thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR all nominees.

The Board of Directors recommends votes FOR the election of all nominees.

(1)     Election of Directors:
        ___ FOR ALL NOMINEES LISTED (Except as marked below to the contrary)
        ___ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED (Instructions: To withhold authority to vote for any individual nominee, write such name(s) in the space provided below.)
        NOMINEES:  Robert Price  George H. Cadgene  Robert F. Ellsworth
                   Kim I. Pressman
        Withholding authority for: _________________________________________

(2) In their discretion on any other matters properly coming before the meeting or any adjournments thereof.

        If no discretion is made, this Proxy will be voted FOR all nominees listed above.
        _________________________________________ Dated: ____________, 1997
        Signature(s) of shareholder(s)
        Please sign above exactly as your name or names appear hereon. If shares are registered in more than one name, each joint owner or fiduciary should sign. When signing as executor, administrator, personal representative, attorney, agent, trustee or guardian, please give full title as such.